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                     Network Solutions Registers Record Number
                            of Web Addresses In 1998

  U.S., Canada and U.K. Lead Globally; California, New York and Florida Top U.S.

Herndon, Va., January 12, 1998 - Network Solutions, Inc. (NASDAQ: NSOL) today announced that it registered approximately 1,911,000 net new domain names (Web addresses) in 1998, nearly double the 1997 total of 960,000 net new registrations. Network Solutions registers Web addresses ending in .com, .net,
 .org and .edu. Among these top-level domain names, .com is the most sought after, accounting for nearly 84 percent of Network Solutions' cumulative total registrations.

       "In 1998 dot com became a household name across the globe as more Internet users came online to communicate and set up shop," said Robert Korzeniewski, chief financial officer and acting chief operating officer, Network Solutions. "Net new Internet registrations nearly doubled for the second consecutive year and were up almost 300 percent from 1996 figures. Network Solutions achieved this growth in part through strategic relationships with leading Internet service providers. At the same time Network Solutions introduced several complementary services including dot com mail.(TM)"

      Approximately 70 percent of net new registrations in 1998 were completed for U.S. businesses and individuals, compared to international registrations of approximately 30 percent -- virtually unchanged from 1997 levels. In 1998, Network Solutions registered the greatest number of Web addresses in the following countries:

1. United States       7.   Spain
2. Canada              8.   Italy
3. United Kingdom      9.   Netherlands
4. Germany            10.   China
5. France             11.   Japan
6. Sweden             12.   Australia

      A state-by-state breakdown shows Network Solutions had the highest number of registrations in 1998 in California. The top 12 states by number of registrations are:

1. California          7.   Massachusetts
2. New York            8.   Pennsylvania
3. Florida             9.   Washington
4. Texas              10.   Ohio
5. New Jersey         11.   Virginia
6. Illinois           12.   Maryland

      Network Solutions, Inc. (NASDAQ: NSOL) is an Internet leader and pioneered the development of registering Web addresses ending in .com, .net, .org and .edu. Web addresses provide a unique Internet identity for communications, marketing and e-commerce. Network Solutions also facilitates registration of Web addresses in more than 200 country-code TLDs. Marketed as the dot com people,(TM) Network Solutions offers a package of registration services to the growing numbers of small businesses coming online who want to establish a unique identity and build their brand online including: RegistrationPlus,(TM) a real-time, online registration or reservation service; and dot com mail,(TM) a portable, personal Web or POP-



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based e-mail service to help small businesses maximize their brand names on the
Internet. Network Solutions also provides enterprise network services that focus on assisting large commercial organizations in the evolution and management of their enterprise networks. For more information, see the www.networksolutions.com Web site.

For Network Solutions, Media: Cheryl Regan, cregan@netsol.com 703/742-4847 Investor Relations: Sean McClorey, smcclorey@netsol.com 703/326-6090

      Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the company's limited operating history in its subscription-based model, uncertainty of Internet governance and regulation, increased competition in the domain name registration business and customer acceptance of new products and services offered by the company in addition to or as enhancements of its registration services. More information about potential factors that could affect the company's business and financial results is included in the company's filings with the Securities and Exchange Commission, especially in the company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998.